                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

   Check the appropriate box:

   [_]  Preliminary Proxy Statement  [_] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

   [X]  Definitive Proxy Statement

   [_]  Definitive Additional Materials

   [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SourcingLink.net, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

SourcingLink(TM)

                             SOURCINGLINK.NET, INC.
                            16855 West Bernardo Drive
                               San Diego, CA 92127

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  July 23, 2002

TO THE STOCKHOLDERS OF SOURCINGLINK.NET, INC.,

         The 2002 Annual Meeting of Stockholders of SourcingLink.net, Inc. (the "Company"), will be held at the Four Points Sheraton Rancho Bernardo Hotel, 11611 Bernardo Plaza Court, San Diego, California 92128 on July 23, 2002, at 10:00 a.m., for the following purposes as more fully described in the accompanying Proxy Statement:

         (1) To elect the following four nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and qualified:

                              Marcel van Heesewijk
                              Daniel B. Rawlings
                              Johan A. Vunderink
                              Louis A. Delmonico

         (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on May 28, 2002 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                   By Order of the Board of Directors


                                   /s/ Marcel van Heesewijk
San Diego, California              Marcel van Heesewijk
June 14, 2002                      Chairman of the Board, Director and Secretary


YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                             SOURCINGLINK.NET, INC.
                      16855 West Bernardo Drive, Suite 260
                               San Diego, CA 92127

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of SourcingLink.net, Inc., a Delaware corporation (the "Company"), for use at its 2002 Annual Meeting of Stockholders ("Annual Meeting") to be held on July 23, 2002, at 10:00 a.m., at the Four Points Sheraton Rancho Bernardo Hotel, 11611 Bernardo Plaza Court, San Diego, California 92128. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about June 14, 2002. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

         Holders of shares of Common Stock ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company at SourcingLink.net, Inc, 16855 West Bernardo Drive, Suite 260, San Diego, CA 92127, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement.

                                VOTING SECURITIES

         The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of record of the Company as of the close of business on May 28, 2002 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 9,357,161 shares of Common Stock outstanding and entitled to vote. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. In proposal 1, the election of directors, the four candidates receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions are counted as present and entitled to vote in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the authorized number of directors shall be set by the Board of Directors (the "Board"). The Company's Board has authorized a total of four directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the four nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees will be unavailable to serve.

         The names and certain information concerning the four nominees for election as directors are set forth below. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Directors

         All members of the Company's Board hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. The director nominees of the Company are as follows:

        Name             Age                         Position
 ---------------------  -----  -------------------------------------------------
 Marcel van Heesewijk    42     Chairman of the Board of Directors
 Daniel B. Rawlings      39     President, Chief Executive Officer and Director
 Louis A. Delmonico      61     Director
 Johan A. Vunderink      54     Director
 -------------------------------------------------------------------------------

         Marcel van Heesewijk founded the Company in 1993 and has served as its Chairman of the Board since inception, and has also served in various executive management capacities with the Company. From January 1990 to June 1992, Mr. van Heesewijk was the General Manager of European operations for Pande Inc., a software engineering services firm. From 1988 to 1990, Mr. van Heesewijk was the International Sales Manager for B&S Multisoft GmbH, an office automation software company in Germany. From 1986 to 1988, Mr. van Heesewijk held management positions with Siemens AG in both Germany and Portugal. Mr. van Heesewijk earned his bachelor's degree in Economics from the University of Groningen in the Netherlands in 1984 and earned his master's degree from the European School of Management Studies in Paris, Oxford and Berlin in 1986.

         Daniel B. Rawlings joined the Company as President and Chief Executive Officer on June 1, 2001. From February 2000 to May 2001 he served as Ariba Inc.'s Director of Sales for B2B eCommerce solutions where he focused on delivering eCommerce solutions to large, global organizations. From May 1995 to February 2000 Mr. Rawlings held various executive sales and sales management positions at PeopleSoft, Inc., including eCommerce Sales Director and Director of Strategic Accounts. At PeopleSoft, he was responsible for overseeing the sales and delivery of eCommerce solutions jointly developed by CommerceOne and PeopleSoft, and assisted in the creation and execution of PeopleSoft's successful Retail Industry vertical initiative. From August 1984 to May 1995 he held various senior sales and management positions with Lawson Software, Oracle Corporation and Data General Corporation. In 1984 Mr. Rawlings earned his bachelor's degree from Azusa Pacific University.

         Louis A. Delmonico has served as a Director since May 1998. Since February 2002, he has served as Managing Director of Eureka Capital Markets, LLC, a mid-market investment banking firm. Since 1994, he has also served as the President of L.A. Delmonico Consulting, Inc., an independent consulting firm. From February 1999 to October 2000, Dr. Delmonico served as Chairman and Chief Executive Officer of Motiva Software Corporation, a software company specializing in development and distribution of product data/definition management software for the design-engineering environment. From August 1994 to May 1995, Dr. Delmonico served as the Vice Chairman of the MacNeal-Schwendler Corporation, a mechanical engineering software and services company. From May 1987 to August 1994, Dr. Delmonico served as the Chairman and Chief Executive Officer of PDA Engineering, Inc., a mechanical engineering software and services company. In addition, since April 2001 he has served as a Director of Primal Solutions, Inc., a privately held communications software company, and currently serves as an adviser to and director of several other private companies. Dr. Delmonico earned his bachelor's degree in Economics from St. John's University in New York, and his Ms.S. in consumer behavior and his Ph.D. in marketing from the University of Uppsala, Sweden.

         Johan A. Vunderink has served as a Director since July 1997. From March 1996 to the present, Mr. Vunderink has served as Chief Executive Officer of The Right Fit b.v., a management consulting company. From 1992 to March 1996, Mr. Vunderink served as Executive Vice President of Marketing and Sales of BSO Holdings b.v., a provider of information technology services. From 1989 to 1992, Mr. Vunderink was President and Chief Executive Officer of Origin Technology, which subsequently was merged into BSO Holding b.v. Mr. Vunderink is Chairman of the Board of Directors of AU-System AB, a public company that provides consulting services for mobile Internet applications and integrated services for marketing communications. Mr. Vunderink is also Chairman of the Board of Triple P NV, a public company that provides system integration services.

Board Meetings and Attendance

         The Company's Board held six meetings, including two telephonic meetings, during the fiscal year ended March 31, 2002. No member of the Board attended fewer than 75% of the aggregate of the number of meetings of the Board and of the committees of which he was a member. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

         The Board has a compensation committee (the "Compensation Committee") and an audit committee (the "Audit Committee"), each composed of Messrs. Vunderink and Delmonico. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and key employees. The Compensation Committee held three meetings during the fiscal year ended March 31, 2002. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent accountants prior to the presentation of financial statements to the stockholders and, if appropriate, initiates inquiries into aspects of the Company's financial affairs. The Audit Committee held three meetings during the fiscal year ended March 31, 2002. The Company does not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on the Company's Board.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director under the applicable rules of The Nasdaq SmallCap Market. The Board of Directors adopted a written charter for the Audit Committee on May 2, 2000, a copy of which was filed with the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders. The Company operates with an April 1 to March 31 fiscal year.

         The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements among the Committee, and with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors during the 2002 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

         The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, and be filed with the Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

         Johan A. Vunderink, Chairman
         Louis A. Delmonico

Other Executive Officers

         The other current executive officers of the Company are as follows:

         Gary J. Davidson, 46, joined the Company as Vice President of Finance and Administration and Chief Financial Officer on June 2, 1999. Prior to joining the Company, Mr. Davidson served as Vice President Finance & Administration and Chief Financial Officer for Maxwell Technologies, Inc., a diversified high technology company, from March 1994 to May 1999 and as Corporate Controller from May 1986 to March 1994. Mr. Davidson earned his bachelor's degree in accounting from San Diego State University in 1977.

         Leo C. Klijn, 38, has served as the Company's Vice President, Manager of Special Projects, and previously Corporate Operations, since June 1997. From January 1994 to June 1997, Mr. Klijn served as the Vice President and General Manager of the Company's Asia-Pacific operations. From January 1987 to January 1994, he occupied various management positions with the Casino Group, one of the largest retailing companies in France. From January 1992 to January 1994, Mr. Klijn established and managed Casino Group's buying office in Asia. Mr. Klijn earned his bachelor's degree from Nijenrode University, Netherlands School of Business in 1983 and a master's degree from the European School of Management Studies in Paris, Oxford and Berlin in 1986.

         David W. Rowe, 36, joined the Company as Vice President of Marketing and Products on October 22, 2001. Prior to joining the Company, Mr. Rowe served in senior-level positions within the enterprise software, consulting and eCommerce industries, including Zoho Corporation from 1999 to 2001, PeopleSoft from 1995 to 1999 and Accenture (formerly Andersen Consulting) from 1988 to 1995. At PeopleSoft, Mr. Rowe designed and developed the company's worldwide retail industry market strategy, and managed product strategy and business development initiatives in the supply chain, distribution and eCommerce disciplines. Mr. Rowe received his bachelor's degree in Electrical Engineering from Harvey Mudd College in 1988.

Compensation of Executive Officers

         The following table shows, for the three fiscal years ended March 31, 2002, the cash and other compensation awarded to, earned by or paid to the Company's Chief Executive Officer and Interim Chief Executive Officer, and the three other executive officers of the Company as of March 31, 2002 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                       Long-Term
                                                                                      Compensation
                                                                                   -----------------
                                                          Annual Compensation          Securities         All Other
                                                        -----------------------
                                                          Salary         Bonus         Underlying           Comp.
      Name and Principal Position           Year            ($)           ($)        Options (#)/(1)/      ($)/(2)/
-------------------------------------- -------------- ------------ ---------------- ------------------ ----------------
 Marcel van Heesewijk                      2002/(3)/     167,383           -             15,000          74,600/(4)/
    Interim Chief Executive                2001/(3)/     177,863        13,496           50,000           4,800/(4)/
    Officer and Chairman of the            2000          152,696        20,000              -             5,980/(4)/
    Board

 Daniel B. Rawlings                        2002/(5)/     220,833        57,000          350,000             -
    President, Chief Executive
    Officer and Director

 Leo C. Klijn                              2002          178,000           -             11,250             -
    Vice President, Manager of             2001          174,402        43,600           30,000             -
    Special Projects                       2000          171,832        10,000              -               -

 Gary J. Davidson                          2002          178,000           -             56,251             -
    Vice President of Finance              2001          173,333        60,667           30,000             -
    and Administration and                 2000          136,763        37,187           75,000             -
    Chief Financial Officer

 David W. Rowe                             2002/(6)/      80,539           -             95,000          77,652/(7)/
    Vice President of Marketing
    and Products

----------------------

(1) Consists of grants of stock options under the Company's qualified stock option plans.

(2) Does not reflect certain personal benefits, which in the aggregate are less than the lesser of either $50,000 or 10% of each Named Executive Officer's annual salary and bonus.

(3) Mr. van Heesewijk served as Interim Chief Executive Officer of the Company from October 2000 through May 2001 upon the termination of employment of the previous Chief Executive Officer.

(4) Consists of amounts paid for automobile expenses and, in fiscal 2002, of forgiveness of a loan given by the Company of $65,000 based upon the achievement of certain performance goals as determined by the Compensation Committee of the Board of Directors per the terms of Mr. van Heesewijk's appointment as Interim Chief Executive Officer.

(5) In June of 2001, Mr. Rawlings joined the Company as its President and Chief Executive Officer, and a member of the Board of Directors.

(6) In October of 2001, Mr. Rowe joined the Company as its Vice President of Marketing and Products.

(7) Consists of $72,500 paid to Mr. Rowe prior to his commencement of employment with the Company for consulting services related to marketing and market research, and $5,152 of commissions paid to Mr. Rowe based on a percentage of supplier subscriptions received by the Company during fiscal 2002.

Option Matters

         Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended March 31, 2002.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

                                # of Securities          % of Total Options        Exercise
                              Underlying Options       Granted to Employees in       Price        Expiration
         Name                     Granted (#)              Fiscal Year/(1)/        ($/Share)         Date
----------------------        ------------------       ------------------------    ---------      ----------
Marcel van Heesewijk                  15,000                      2.1%                $0.94         9/30/11
Daniel B. Rawlings                   350,000                     48.7%                $1.00         5/22/11
Leo C. Klijn                          11,250                      1.6%                $0.94         9/30/11
Gary J. Davidson                      56,251                      7.8%                $0.94         9/30/11
David W. Rowe                         95,000                     13.2%                $0.47        10/31/11

--------------------------

(1) Options to purchase an aggregate of 718,823 shares of Common Stock were granted to employees, including the Named Executive Officers during the fiscal year ended March 31, 2002. Each Option granted to each Named Executive Officer vests according to the following schedule: the option may not be exercised at all during the first year from the date of grant. After one year, 25% of the option becomes vested and exercisable. Thereafter, the option may be exercised as to an additional approximately 1/16 of the underlying shares on the first day following each subsequent quarter until fully vested.

         Option Exercises. None of the Named Executive Officers exercised options during the fiscal year ended March 31, 2002. The following table includes the number of shares covered by both exercisable and unexercisable stock options as of March 31, 2002. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and $0.65, the closing price of the Company's Common Stock on March 28, 2002.

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                            Exercise of Option into         Number of Securities              Value of Unexercised
                              Common Stock during      Underlying Unexercised Options         In-the-Money Options
                                  Fiscal Year              at Fiscal Year End (#)             at Fiscal Year End ($)
                            -----------------------    ------------------------------     ------------------------------
                               Shares        Value
         Name                 Acquired     Realized    Exercisable     Unexercisable      Exercisable     Unexercisable
--------------------        -----------    --------    ------------   ---------------     ------------    --------------
Marcel van Heesewijk             -            -           15,625              49,375           -                -
Daniel B. Rawlings               -            -             -                350,000           -                -
Leo C. Klijn                     -            -           84,375              31,875         3,750              -
Gary J. Davidson                 -            -           54,738             106,513           -                -
David W. Rowe                    -            -             -                 95,000           -             17,100

Employment and Severance Agreements

         Mr. Rawlings joined the Company as President and Chief Executive Officer in June 2001. His employment agreement, which has an initial term of one year, calls for a base salary of $265,000 per year, to be reviewed on an annual basis but not subject to reduction without Mr. Rawlings' consent. For fiscal year 2002, the agreement provided for a bonus of $19,000 for each $1 million of revenue of the Company up to revenue of $7 million. Additional bonus amounts could be earned for Company revenue above $7 million. In connection with his employment, Mr. Rawlings was granted options to purchase 350,000 shares of Common Stock at an exercise price of $1.00 per share, representing 100% of the fair market value as of the date of grant. The options vest over a four-year period, 25% after one year and the balance vesting approximately quarterly thereafter, and have a ten-year term. Mr. Rawlings' options will immediately vest upon a change in control of the Company. Mr. Rawlings is also eligible to participate in other employee benefit plans established by the Company from time to time. In connection with Mr. Rawlings' acceptance of an employment offer, the Company agreed to pay Mr. Rawlings a severance equal to six months salary during the first six months of employment, and three months salary thereafter in the event his employment is terminated during any such periods for any reason other than for cause.

         Mr. Rowe joined the Company as Vice President of Marketing and Products in October 2001. His employment agreement, which is an "at-will" arrangement, calls for a base salary of $180,000 per year, not to be reduced without his consent, with an annual bonus, at the discretion of the Board of Directors of the Company, of up to 25% of his salary based upon the attainment of certain objectives. Mr. Rowe is also eligible to participate in other employee benefit plans established by the Company from time to time. In addition, the employment agreement provides for a commission based on a percentage of supplier subscriptions received in fiscal year 2002, subject to a cap on total commissions during such period. Under the agreement, the commission program is to be re-evaluated at the end of fiscal year 2002 and from time-to-time thereafter. In connection with his employment, Mr. Rowe was granted options to purchase 95,000 shares of Common Stock at an exercise price of $0.47 per share, representing 100% of the fair market value as of the date of grant. The options vest over a four-year period, 25% after one year and the balance vesting in equal quarterly installments thereafter, and have a ten-year term. Mr. Rowe's options will immediately vest upon a change in control of the Company. In connection with Mr. Rowe's acceptance of an employment offer, the Company agreed to pay Mr. Rowe a severance equal to three months salary during the first year of employment, increasing on a quarterly basis to a maximum severance of six months salary thereafter in the event his employment is terminated for any reason other than for cause.

         In connection with Mr. Davidson's acceptance of an employment offer, the Company agreed to pay Mr. Davidson a severance equal to six months salary in the event that Sean Maloy, the Company's former Chief Executive Officer, and Mr. Davidson were both terminated for any reason other than for cause. On June 2, 1999, Mr. Davidson was granted options to purchase 75,000 shares of the Company's Common Stock at the fair market value on the date of grant. Mr. Davidson's options will immediately vest upon a change in control.

Directors' Fees

         Messrs. Vunderink and Delmonico each currently receive $1,500 for each Board meeting that they attend. Messrs. van Heesewijk and Rawlings have not historically and do not currently receive cash for services that they provide as directors, although they are reimbursed in accordance with the Company's policy for expenses in connection with attending meetings of the Board. Directors serving on committees of the Board receive no special compensation for such activities. During fiscal year 2002, Dr. Delmonico also received $18,700 from the Company for consulting services rendered to the Company outside of his capacity as a director. At the discretion of the Board of Directors, each non-employee director may be granted options under the Company's Stock Incentive Plans. Such options are for the purchase of the Company's Common Stock and generally vest 25% after one year, and 75% over the following three years. In fiscal year 2002, Messrs. Vunderink and Delmonico were granted options to purchase 6,525 and 17,775 shares, respectively, in July 2001. The Company may elect to pay additional cash compensation or grant additional options to directors in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock were made with respect to the Company's fiscal year ended March 31, 2002.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth, to the Company's knowledge, certain information regarding beneficial ownership of the Company's Common Stock as of June 3, 2002 by (i) each person or group who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock, (ii) each of the Company's Directors, (iii) each of the Company's Named Executive Officers and (iv) all of our current Directors and executive officers as a group:

                                                                     Amount and
                                                                     Nature of
                                                                     Beneficial          Percent
         Name and Address of Beneficial Owners/(1)/                 Ownership/(2)/    Ownership/(3)/
         -----------------------------------------------            --------------    --------------
         Marcel van Heesewijk                                       1,130,716              12.1%
         Johan A. Vunderink                                            60,897/(4)/           *
         Louis A. Delmonico                                            51,703/(5)/           *
         Daniel B. Rawlings                                            88,500/(5)/           *
         Leo C. Klijn                                                 212,625/(5)/          2.3%
         Gary J. Davidson                                              78,732/(5)/           *
         David W. Rowe                                                 15,000                *

         Theo Wegbrans                                                565,775               6.0%

         All Directors and Executive Officers as a                  1,638,173/(6)/         16.9%
         group (7 persons)

-----------------------
*Less than 1%

(1) Unless otherwise indicated, the business address of each stockholder is c/o SourcingLink.net, Inc., 16855 West Bernardo Drive, Suite 260, San Diego, CA 92127.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes exercisable or convertible on or before August 2, 2002 are deemed outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person or entity holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Percentage ownership is based on 9,357,161 shares of Common Stock outstanding as of June 3, 2002.

(4) Consists of (i) 33,334 shares of Common Stock and (ii) warrants and options to purchase 27,563 shares of Common Stock that are exercisable on or before August 2, 2002.

(5) Includes shares subject to stock options that are exercisable on or before August 2, 2002 of 32,953 for Mr. Delmonico, 88,125 for Mr. Klijn, 65,899 for Mr. Davidson, 87,500 for Mr. Rawlings and 21,875 for Mr. van Heesewijk.

(6) Includes 323,915 shares subject to warrants and options exercisable on or before August 2, 2002.

     The Company is not aware of any arrangements that may at a subsequent date result in a change in control of the Company.

Certain Transactions

     The Company has entered into employment agreements with certain executive officers of the Company. See "Employment and Severance Agreements."

     In connection with Mr. van Heesewijk's assumption of the duties of Interim Chief Executive Officer, on January 2, 2001 the Company agreed to loan Mr. van Heesewijk $65,000 at an interest rate of seven percent per annum. Pursuant to the loan agreement, the loan was due and payable on January 2, 2002, but the Company would forgive portions or all of the debt if certain performance goals were met and Mr. van Heesewijk remained employed with the Company on the due date. In the determination of the Compensation Committee of the Company's Board of Directors, the performance goals were met, and accordingly the loan was forgiven.

     The Company believes all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended March 31, 2002, the Company's Board, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers. During fiscal year 2001, the Compensation Committee consisted of Messrs. Vunderink and Delmonico and currently consists of Messrs. Vunderink and Delmonico. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the fiscal year ended March 31, 2002.

                       INFORMATION ON INDEPENDENT AUDITORS

     The Board, pursuant to the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2003. PricewaterhouseCoopers LLP has audited the financial statements of the Company annually since fiscal year 1995.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Audit Fees. The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company's annual consolidated financial statements for the 2002 fiscal year and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-QSB for the most recent fiscal year was $83,000.

     All Other Fees. There were no other fees paid for professional services rendered by PricewaterhouseCoopers LLP relating to any non-audit services for the 2002 fiscal year.

     The audit committee has considered whether the provision of other services, including tax services, is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                              STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the Company's 2003 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than February 14, 2003 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     Additionally, under Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2003 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by April 30, 2003 the Company will be allowed to use its voting authority as described above.

                                  OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                   By Order of the Board of Directors


                                   /s/ Marcel van Heesewijk
June 14, 2002                      Marcel van Heesewijk
                                   Chairman of the Board, Director and Secretary

         The Annual Report to Stockholders of the Company for the fiscal year ended March 31, 2002 is being mailed concurrently with this Proxy Statement to all stockholders of record as of May 28, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY
                            SOURCINGLINK.NET, INC.
                   Proxy Solicited by the Board Of Directors
               Annual Meeting of the Stockholders--July 23, 2002

   The undersigned hereby nominates, constitutes and appoints Dan Rawlings and Gary Davidson, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SOURCINGLINK.NET, INC. which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Stockholders of the Company to be held at the Four Points Sheraton Rancho Bernardo Hotel, 11611 Bernardo Plaza Court, San Diego, California 92128 on July 23, 2002, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

                 THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

1.  Election of Directors

             [_] FOR all nominees       [_] WITHHOLD AUTHORITY to
                 listed below (except       vote for all nominees
                 as marked to the           listed below
                 contrary below)

   Election of the following nominees as directors: Marcel van Heesewijk, Daniel B. Rawlings, Johan A. Vunderink and Louis A. Delmonico

   (Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

        ---------------------------------------------------------------
2. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

       IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY




   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY.

                                                      --------------------------
                                                             (Signature of
                                                            stockholder)

                                                      --------------------------
                                                                 (Date)

                                                      Please sign your name
                                                      exactly as it appears
                                                      hereon. Executors,
                                                      administrators,
                                                      guardians, officers of
                                                      corporations and others
                                                      signing in a fiduciary
                                                      capacity should state
                                                      their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
        THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.